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                                                                    EXHIBIT 99.1

(UNITED COMMUNITY BANKS LOGO)

For Immediate Release

For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2265
Rex_Schuette@ucbi.com






                    UNITED COMMUNITY BANKS, INC. ACCELERATES
                         EXPANSION PLANS IN GAINESVILLE



BLAIRSVILLE, GA, May 5, 2005 -- United Community Banks, Inc. (Nasdaq: UCBI), Georgia's third largest bank holding company, announced today that 50 experienced bankers in the Gainesville, Georgia area have joined United since it recently announced its intention to expand in the Gainesville-Hall County market, and that it is accelerating expansion plans in the market.

United announced on April 30, 2005, that it plans to open a new bank, United Community Bank -- Hall County, in Gainesville. United Community Bank -- Hall County will be managed by Chairman Rich White, CEO Dick Valentine, and President Burton Stephens -- all of whom are long-time bankers in the Gainesville market.

"We have been interested in expanding in Hall County beyond our Murrayville office for some time and we are pleased that so many experienced bankers have decided to join our new leadership team in Gainesville," said Jimmy Tallent, President and Chief Executive Officer of United Community Banks. "We capitalized quickly on this opportunity to invest in the Gainesville market, where we see significant growth opportunities. Besides opening the new bank office in downtown Gainesville, we currently plan to open three to four additional banking offices in Hall County within the next six to twelve months. This is an excellent example of how

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we execute our balanced growth strategy, which focuses on finding the right people in the right markets and building the bricks and mortar around them."

"With this type of investment, we expect some pressure on our earnings growth projections for 2005," Tallent added. "However, because of the growth opportunities in this market and the experienced team joining our new bank, we remain comfortable with our current operating earnings per share guidance of 12 to 15 percent growth for 2005, but expect that this investment might result in a growth rate at the lower end of this range."

Gainesville is the county seat and economic center of Hall County. It is located 50 miles northeast of Atlanta on the eastern shore of Lake Lanier and is adjacent to both United's existing North Georgia and metropolitan Atlanta markets. From 1990 to 2000, the population of Hall County grew more than 46 percent, and has grown another 15 percent since then, making it one of the fastest growing markets in Georgia and in the United States.

About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia. United Community Banks has assets of $5.3 billion and operates 24 community banks with 85 banking offices located throughout north Georgia, metro Atlanta, coastal Georgia, western North Carolina and east Tennessee. The company specializes in providing personalized community banking services to individuals and small to mid-size businesses in its markets. United Community Banks also offers the convenience of 24-hour access to its services through a network of ATMs, telephone and on-line banking. United Community Banks common stock is listed on the Nasdaq National Market under the symbol UCBI. Additional information can be found at the company's web site, ucbi.com.

Safe Harbor
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of

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risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled "Forward Looking Statements" on page 4 of United Community Banks, Inc. annual report filed on Form 10-K with the Securities and Exchange Commission.


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